Exhibit 1

Directors and Executive Officers of

Cox Communications Equity Holdings, Inc. and Cox Enterprises, Inc.

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director and executive officer of Cox Communications Equity Holdings, Inc. and Cox Enterprises, Inc. The business address of each non-executive director of Cox Enterprises, Inc. and each person whose principal occupation or employment is with Cox Enterprises, Inc. is c/o Cox Enterprises, Inc., 6205-A Peachtree Dunwoody Road, Atlanta, Georgia 30328. The business address of each non-executive director of Cox Communications Equity Holdings, Inc. and each person whose principal occupation or employment is with Cox Communications Equity Holdings, Inc. is c/o Cox Communications Equity Holdings, Inc., 6205-A Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Directors of Cox Enterprises, Inc.	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship

Taylor, Alexander C.	Chairman of the Board and Chief Executive Officer, Cox Enterprises, Inc.	USA
Kennedy, James C.	Chairman, James M. Cox Foundation Board of Directors	USA
Harty, Barbara K.	Director, James M. Cox Foundation Board of Directors	USA
Parry-Okeden, Henry	Chief Executive Officer, Oakview Group	USA and Australia
Lieblein, Grace D.	Former Vice President, Global Quality of General Motors	USA
Taylor, Troy	Chairman of the Board and Chief Executive Officer, Coca-Cola Beverages Florida, LLC	USA
Trott, Byron D.	Managing Partner, BDT Capital Partners, LLC	USA
Weaver, James Conrad “Rad”	Chairman of the Board and Chief Executive Officer, CW Interests	USA
Williams, Christopher J.	Chairman of the Board, Siebert Williams Shank & Co., LLC	USA

Executive Officers of Cox Enterprises, Inc.	Present Principal Occupation	Citizenship

Taylor, Alexander C.	Chief Executive Officer	USA
Clement, Dallas S.	President & Chief Operating Officer	USA
McBride, R. Perley	Chief Financial Officer & Chief Administrative Officer	USA
Hightower, Jennifer	Executive Vice President, Chief Legal Officer	USA
Bennett, Karen	Executive Vice President, Chief People Officer	USA

Directors of Cox Communications Equity Holdings, Inc.	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship

Clement, Dallas S.	Director, Cox Communications Equity Holdings, Inc.	USA
Hightower, Jennifer	Director, Cox Communications Equity Holdings, Inc.	USA

Executive Officers of Cox Communications Equity Holdings, Inc	Present Principal Occupation	Citizenship
Clement, Dallas S.	President, Cox Communications Equity Holdings, Inc.	USA
Hightower, Jennifer	Secretary, Cox Communications Equity Holdings, Inc.	USA